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                                                                 EXHIBIT 23 (ii)


CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the filing of the Annual Report on Form 10-K, for the year ended December 31, 2000, for KCS Energy, Inc. in accordance with the requirements of the Securities Act of 1933, with the inclusion in such Annual Report of our reserve report incorporated therein, and references to our name in the form and context in which they appear.






                                       NETHERLAND, SEWELL & ASSOCIATES, INC.




Houston, Texas
March 29, 2001